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                                                                   EXHIBIT 10.10

                             SUBSCRIPTION AGREEMENT


                                                               November 16, 1998


First Coastal Bancshares
275 Main Street
El Segundo, California 90245

Ladies and Gentlemen:

               The undersigned, as the holder of warrants (the "Warrants") to purchase an aggregate of 225,000 shares of common stock, without par value, of First Coastal Bancshares (the "Company") for $5.00 per share (as adjusted for the Company's planned one-for-five reverse stock split), hereby confirms its subscription for 225,000 shares of common stock pursuant to the exercise of the Warrants.

               The undersigned agrees to exercise the Warrants and subscribe for the shares no later that the Effective Time of the Merger, as defined in the Agreement and Plan of Reorganization by and among the Company, First Coastal Bank, N.A. and American Independent Bank, N.A., and is conditioned upon the consummation of the such merger. In addition, the issuance and subscription pursuant to this agreement is conditioned upon the Board of Directors of the Company approving a resolution to allow us to exercise the warrants prior to March 1, 1999. Nevertheless, the undersigned reserves its right to exercise the Warrants, at its option, if such conditions are not met.

               The undersigned represents that it has, or will have by the Effective Time of the Merger, sufficient funds for payment of the exercise price of the warrants, and the Company represents that upon the valid exercise of the warrants, including the delivery of the exercise price, the shares of common stock shall be duly authorized, validly issued, fully paid and non-assessable.

               The undersigned understands that the Company will be relying upon this agreement in connection with the preparation of a registration statement filed with the Securities and Exchange Commission relating to the offering and sale of units consisting of common stock and trust preferred securities.


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               Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the undersigned.

                                            Very truly yours,

                                            CALIFORNIA COMMUNITY LLC


                                            By: /s/ Don M. Griffith
                                                ------------------------
                                                 Don M. Griffith
                                                 Chief Executive Officer


Agreed and Accepted:

FIRST COASTAL BANCSHARES

By: /s/ Don M. Griffith
    ------------------------
     Don M. Griffith
     Chief Executive Officer